                                                                   EXHIBIT 10.22

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is made this 9th day of December, 1992 by and between Yates County Industrial Development Agency, hereinafter referred to as "Landlord," and Iron Age Corporation, hereinafter referred to as "Tenant."

                              W I T N E S S E T H:

     1.   PREMISES & TITLE

          1.1 For and in consideration of the payment of the rental and performance of the covenants and agreements hereinafter set forth, Landlord leases to Tenant, and Tenant accepts from Landlord, the premises located at 1 Keuka Business Park, in the Town of Jerusalem, State of New York, known as the Seneca Building, more fully shown on Exhibit A, attached hereto and incorporated herein by this reference ("the Leased Premises").

          1.2 Landlord warrants that it has title to the Leased Premises, and that it has the right to lease the same for the term of this Lease. Landlord covenants that Tenant, upon the payment of the rent herein stipulated and the performance of all the covenants and agreements hereunder, shall have the peaceful and quiet possession, use and enjoyment of the Leased Premises, without hindrance on the part of the Landlord or any party claiming by, through or under it, for the term of this Lease, and Landlord further warrants that it shall defend the Tenant in such peaceful and quiet use, and enjoyment and possession of the Leased Premises against any such claims.

          1.3 This Lease is and shall be subordinate at all times to any mortgage or mortgages which may now be or at any time hereafter shall be placed upon or made a lien upon the said leased premises or any part thereof and to any extension, spreading, or modification thereof, The Tenant will, without expense to the Landlord, promptly execute and deliver on demand such further and additional instrument or instruments in proper form for recording subordinating this lease to any such mortgage or mortgages as shall be requested by the Landlord or by any mortgage or proposed mortgage. The Tenant hereby appoints the Landlord the attorney-in-fact of the Tenant revocable to execute and deliver any such instrument or instruments for and on behalf of and in the name of the Tenant.

          1.4 The TENANT represents that TENANT has inspected and examined the premises and accepts them in their present condition. Prior to the commencement of this Lease, Landlord and Tenant shall prepare and sign an inspection report which shall establish the condition of the Leased Premises at the commencement of the Lease.

     2.   TERM

          2.1 The term of this Lease shall be for a period of 4 years commencing on March 1, 1993 and terminating at midnight on February 28, 1997.

          2.2 Tenant shall have the option to cancel this Lease Agreement without penalty only under the following conditions:

          1) Tenant builds an addition or not less than 30,000 square feet to the Iron Age Corporation Distribution Center located at 240 North Ave, Penn Yan, New York for the purpose of relocating operations conducted in the Leased Premises; and

          2)   Tenant gives at least 12 months notice of such relocation.

          2.3 Tenant shall have the option to extend the term of this lease for a period of two (2) years beginning March 1, 1997 and ending midnight February 28, 1999. In the event that this option is exercised all terms and conditions of this agreement will remain in effect and rental will be paid as outlined in paragraph 3, 3.1 and 3.2.

     3.   RENTAL

          3.1 Tenant covenants and agrees to pay to Landlord for the use and occupancy of the Leased Premises during the term hereof in monthly installments as follows:

     Period                  Yearly Amount            Monthly Installment
     ------                  -------------            -------------------

    3/1/93-2/28/94              $24,000                     $2,000
    3/1/94-2/28/95              $27,000                     $2,250
    3/1/95-2/29/96              $30,000                     $2,500
    3/1/96-2/28/97              $30,000                     $2,500

    Two Year Option:

    3/1/97-2/28/98              $33,000                     $2,750
    3/1/98-2/28/99              $33,000                     $2,750

          3.2 The monthly installment shall be paid in advance and on the first day of each month during the term hereof at 1 Keuka Business Park, Suite 104.

     4.   UTILITIES

          4.1 Landlord shall provide to Tenant for normal usage of water and sewer for both the office and warehouse spaces.

          4.2 Landlord shall provide to Tenant electricity for the Leased Premises. The Tenant shall pay the Landlord $60.00 per month for electric consumption arising out of its occupancy of the Leased Premises. If after 6 months the electric usage is greater than $60.00, demonstrated by an increase in the Landlord's electric bill that can be attributed to the occupancy by the Tenant of the Leased Premises, then the Tenant agrees to renegotiate the amount paid the Landlord for Electric Consumption of the Leased Premises. In the event that the Landlord, at the Landlord's expense, provides separate electric metering for the Leased Premises, the Tenant agrees to purchase electric service for the Leased Premises directly from Penn Yan Municipal Board.

          4.3 Tenant shall be responsible to make their own arrangements with New York State Electric & Gas to provide gas for the leased premises known as the Seneca Building.

          4.4 In the event of any problem with the electrical service, the Tenant shall first notify the Landlord and will not contact the Penn Yan Municipal Utilities Board without Landlord's prior approval.

          4.5 Tenant shall be responsible to make their own arrangements for Trash Removal from the Leased Premises.

     5.   USE OF LEASED PREMISES

          5.1 Tenant covenants and agrees that the leased premises shall be used solely and exclusively for the purpose of storage for the Tenant's products, sale of the Tenant's products and office/administration of the aforesaid uses.

          5.2 Tenant agrees to conduct its business solely within its leased premises. Use of additional space will require prior written consent of Landlord.

          5.3 Tenant shall not obstruct any of the roadways extending through the Leased Premises.

          5.4 Tenant shall observe and comply with all laws, statutes, ordinances, rules, regulations, orders and/or directives or governmental authorities pertaining to the manner in which Tenant uses the leased premises. Tenant shall also observe and comply with all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care, and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Tenant.

          5.5 Tenant is strictly prohibited from bringing any chemicals or toxic materials onto the premises.

     6.   SIGNS

       Tenant shall not have the right to place signs, lights, poles, or mail boxes in or about the Leased Premises without the prior written consent of Landlord. If that consent is granted, Tenant agrees to remove all such signs, lights and poles prior to expiration of this Lease, repairing any damage to leased premises caused by such removal, and during the term of this Lease to maintain the same in good condition and repair.

     7.   ALTERATIONS, REPLACEMENTS AND IMPROVEMENTS

          7.1 Tenant may not make any alterations, additions or improvements to the Leased Premises without the prior written consent of Landlord. If such consent is granted and unless expressly agreed otherwise in writing, Tenant agrees to remove all such alterations, replacements and improvements prior to expiration of this Lease, repairing any damage to the leased premises caused by such removal, and during the term of this Lease to maintain the same in good condition and repair.

          7.2 Any such alterations, additions or improvements, unless expressly agreed otherwise, may be removed by Tenant any time, provided that Tenant shall repair any damage to the Leased Premises caused by such removal.

     8.   REPAIR AND MAINTENANCE

          8.1  LANDLORD'S REPAIR AND MAINTENANCE.   Landlord at its cost shall
maintain the following:

          a. The structural parts of the building and other improvements, that are part of the leased premises which structural parts include the foundations, bearing and exterior walls, subflooring and roof.

          b. The unexposed electrical, plumbing and sewage systems, including, without limitation, those portions of the systems lying outside the premises.

          8.2 TENANT'S REPAIRS AND MAINTENANCE. Tenant at its costs shall perform the following:

          a. Except as provided in paragraph 8.1 above, Tenant at its costs shall maintain the leased premises and at the expiration of the term of this Lease Agreement, or prior termination, Tenant shall surrender the leased premises to Landlord in the same condition as received, normal wear and tear, damage from the elements, fire or other casualty, damage

Landlord is required to repair hereunder, or damage from the negligence or willful misconduct of Landlord, its agents or employees, excepted.

          b. The Tenant shall have all snow and ice removed from the sidewalks leading to the premises as soon as practicable.

     9.   LIABILITY INSURANCE & INDEMNITY

          9.1 Tenant shall at all times during the term hereof, at its own expense, maintain a comprehensive general liability insurance policy with a One Million Dollar ($1,000,000) combined single limit for any one (1) occurrence, insuring the Landlord and Tenant against all liability for damages to person or property in or about the Leased Premises. Tenant shall provide to Landlord a copy of said policy.

          9.2 Tenant shall indemnify and hold Landlord harmless against any and all claims and demands arising from the negligence of the Tenant, its officers, agents and/or employees, as well as those arising from Tenant's failure to comply with covenant of this Lease on its part to be performed, and shall at its own expense defend the Landlord against any and all suits or actions arising out of such negligence, or failure to comply, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against Landlord in any such suit or action.

          9.3 Landlord shall maintain in effect at all times insurance against damage or loss to the leased premises. Insurance on tenant's contents or business operation shall be the responsibility of the tenant.

          9.4 Tenant covenants and agrees to pay Landlord an amount equal to the escalation in insurance premiums on the Landlord's premises arising out of the occupancy of the Tenant.

     10.  DESTRUCTION AND/OR CONDEMNATION OF THE PREMISES

          10.1 In case of the total or such partial loss of the Leased Premises through fire, other casualty and/or condemnation, as shall make it impracticable for Tenant's use as set forth in Paragraph 4.1, this Lease may be terminated at the option of either party on written notice to the other, and in that case, Tenant shall not be liable for any rent after the date of Tenant's removal from the Leased Premises.

          10.2 If the Lease is not terminated pursuant to Paragraph 10.1, then the rent shall be equitably adjusted to reflect the portion of the Leased Premises that are no longer available for Tenant's use.

     11.  ASSIGNMENT OR SUBLEASE

          Tenant shall not have the right to assign this Lease or sublet the Leased Premises or any part thereof without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

     12.  ACCESS TO LEASED PREMISES

          Landlord shall have the right to enter the Leased Premises at all reasonable hours for the purpose of making any repairs, alterations, additions or improvements to the Leased Premises. All such repairs, alterations, additions and improvements shall be done in a manner so as not to unreasonably interfere with Tenant's use of the Leased Premises. During the repair period, Tenant's liability for rent and other sums payable by Tenant hereunder shall be reduced by that amount which bears the same ratio to said rent and such other sums as the area of the Leased Premises rendered unsuitable by such repair work for the normal operation of Tenant's business bears to the entire area of the Leased Premises.

     13.  DEFAULT BY TENANT

          13.1 The following shall be deemed a default by Tenant under the terms of the Lease ("Event of Default"):

          a. The failure by Tenant to pay any rent or other sum of money due hereunder within ten (10) days after written notice from Landlord that such payment has not been made;

          b. The failure by Tenant to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice from Landlord of such default, unless such default is of a nature that it cannot practicably be cured within a thirty (30) day period and Tenant is proceeding with due diligence to cure such default;

          c. The making by Tenant of an assignment for the benefit of creditors;

          d. The filing of a petition by or against Tenant for adjudication as a bankrupt under the Bankruptcy Act, as now or hereafter amended or supplemented, or for reorganization within the meaning of Chapter XI of the Bankruptcy Act, or the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant, provided that no such filing or proceeding instituted by a third party shall be regarded as a default hereunder if Tenant shall promptly move to have the same dismissed, rescinded or rendered inoperative and Tenant prosecutes such action with due diligence and continues to perform and discharge all of the covenants and obligations on its part to be performed or discharged under this Lease during the pendency of such proceedings.

          13.2 Upon the occurrence of an Event of Default, Landlord shall have the immediate right of re-entry and possession of the Leased Premises, which right shall remain continuous until such time as Tenant shall have cured such Event of Default. Notwithstanding such re-entry and possession of the Leased Premises are relet by Landlord an [sic] for all expenses which Landlord may incur in re-entering the Leased Premises and repairing and maintaining the same less such proceeds, if any, which may result from the reletting of the Leased Premises.

          13.3 Additionally, upon the occurrence of any Event of Default, Landlord shall have the right to terminate this Lease by written notice of such intention to Tenant. In the event Landlord elects to terminate this Lease, Tenant's liability for rent and other sums payable hereunder and to perform any other term, condition, covenant or agreement on its part to be performed under this Lease shall cease and terminate as to any period subsequent to the date on which Landlord delivers to Tenant written notice of such termination. Tenant shall remain liable, however, for all rent and the performance of all terms conditions and agreements relating to matters prior to the date of such termination.

     14.  REMEDIES CUMULATIVE

          No Mention in this Lease of any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

     15.  WAIVER

          The failure of either party to insist in any one or more instances upon a strict performance of any covenant of this Lease or the waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver or relinquishment of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by either party unless waived by written instrument.

     16.  HOLDING OVER

          Any holding over by Tenant, with Landlord's written consent, after expiration of this Lease shall operate and be construed as a tenancy from month to month on the same terms, covenants, conditions, provisions and agreements contained in this Lease, except the monthly rent payment shall increase by 200%.

     17.  NOTICES

          All notices as required by any of the terms and conditions of this Lease shall be deemed given when the notice is prepared, adequately addressed and deposited in the United States mail, postage prepaid. Notices to Landlord and Tenant are adequately addressed as follows:

     Landlord:   Yates County Industrial Development Agency
                 1 Keuka Business Park, Suite 104
                 Penn Yan, NY  14527

     Tenant:     Iron Age Corporation
                 2406 Woodmere Drive
                 Pittsburgh, PA  15205

     18.  MECHANICS' LIENS

          Tenant shall pay all costs for construction done by it or caused to be done by it in the leased premises as permitted by this Lease Agreement. Tenant shall keep the building, other improvements, and land of which the leased premises are a part free and clear of all mechanics' liens resulting from construction done by or for Tenant. Tenant shall have the right to contest the correctness or the validity of any such lien, if immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in an amount equal to one and one-half times the amount of the claim of the lien.

     19.  ATTORNEYS' FEES

          If either party becomes a party to any litigation concerning this Lease Agreement, the leased premised , or the building or other improvements in which the leased premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

          If either party commences an action against the other party arising out of or in connection with this Lease Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

     20.  SUCCESSORS AND ASSIGNS

          This Lease and all its provisions shall be binding upon the heirs, administrators, executors, successors and assigns of the parties hereof.

          IN WITNESS WHEREOF, the respective parties have executed this instrument as of the day and year first hereinabove written.

               LANDLORD:
               Yates County Industrial Development Agency

               By   /s/  Richard K. Chasky


               TENANT:
               Iron Age Corporation



               By   /s/  Keith McDonough

                    Keith McDonough, CFO

                                                         EXHIBIT A


                                    [PLAN]

                               LEASE AMENDMENT 1
                                JANUARY 1, 1994

     THIS AMENDMENT is made this 19th day of December, 1994, by and between Yates County Industrial Development Agency, hereinafter referred to as "Landlord," and Iron Age Corporation, hereinafter referred to as "Tenant." This Amendment will be attached to and become a part of the existing Lease Agreement dated the 9th day December, 1992, and will bound by all the terms and conditions of said Agreement.

     1. PREMISES

     The leased premises will be extended to include five (5) covered parking spaces in the Cayuga Building, further described on the attachment to be labeled Amendment 1 - Exhibit A attached to and made a part of this agreement.

     2. TERM

     The Term of this agreement will run concurrent with the December 9, 1992, Agreement ending at midnight on February 28, 1997.

     3. RENTAL

     Tenant covenants and agrees to pay to Landlord for the use and occupancy of the Leased Premises during the term hereof in monthly installments as follows:
The charge for each space will be $20.00 per month. The charge per space will increase by $5 per space on the anniversary date of each period of the lease. The charges for the covered parking will not increase if the option to extend for two years is exercised but will remain at the rate for the previous period. The following is the amended rental amounts including rental for parking.

          PERIOD              YEARLY AMOUNT           MONTHLY INSTALLMENT
          ------              -------------           -------------------
     1/1/95-2/28/95              $27,300                    $2,350
     3/1/95-2/29/96              $31,500                    $2,625
     3/1/96-2/28/97              $31,800                    $2,650

     TWO YEAR OPTION:

     3/1/97-2/28/98              $34,800                    $2,900
     3/1/98-2/28/99              $34,800                    $2,900

     This Lease and all its provisions shall be binding upon the heirs, administrators, executors, successors and assigns of the parties hereof.

     IN WITNESS WHEREOF, the respective parties have executed this instrument as of the day and year first hereinabove written.

LANDLORD:                                          TENANT:
Yates County Industrial Development Agency         Iron Age Corporation

By  /s/ James R. Carey                             By  /s/ Keith McDonough
  ----------------------------                       ---------------------------
     James R. Carey, Chairman                          Keith McDonough, CFO


Date:     12/19/94                                 Date:      1/13/95
     -------------------------                          ------------------------

                            Amendment 1 - Exhibit A

                                     [PLAN]

                             IRON AGE CORPORATION
                   YATES COUNTY INDUSTRIAL DEVELOPMENT AGENCY
                  KEUKA BUSINESS PARK LEASE (DECEMBER 9, 1992)

--------------------------------------------------------------------------------
                              LEASE AMENDMENT #2
                                  APRIL 1997
--------------------------------------------------------------------------------


This amends the above noted Lease Agreement for the entire Seneca Building, which was previously amended on December 19, 1994. That amendment provided a two year option to renew the Lease Agreement, including five (5) covered parking spaces in the Cayuga Building at $1800/year. That renewal option was exercised as follows:

              Period          Annual Lease          Lease
              ------          ------------          -----
Payment
-------
          3/1/97-2/28/98         $34,800         $2900/month
          3/1/98-2/28/99         $34,800         $2900/month

Two additional renewal options, at two years each, are now desired by both parties. The Tenant shall provide the Landlord with six months notice of their intention to exercise these renewal options:

              Period          Annual Lease          Lease Payment
              ------          ------------          -------------
#1        3/1/99-2/29/00         $37,800            $3150/month
          3/1/00-2/28/01         $37,800            $3150/month

#2        3/1/01-2/28/02         $40,800            $3400/month
          3/1/02-2/28/03         $40,800            $3400/month

The rest of the terms and conditions of the original Lease Agreement remain in effect.

Landlord:
Yates County Industrial Development Agency

/s/  Gene Pierce, Chair  21 April 97
----------------------------------------------------
Name/Title/Date

Tenant:
IRON AGE CORPORATION


/s/  Willie J. Taaffe, Corporate Vice Pres.
-----------------------------------------------------
Name/Title/Date